Consent of Independent Accountants




To the Trustees of Scudder Investment Trust:

     We consent to the inclusion in Post-Effective Amendment No. 91 to the Registration Statement of Scudder Real Estate Investment Fund on Form N-1A, of our report dated February 27, 1998 on our audit of the Statement of Assets and Liabilities of the Scudder Real Estate Investment Fund as of February 25, 1998.

     We also consent to the reference to our Firm under the caption, "Experts."




                                                     /s/Coopers & Lybrand L.L.P.
Boston, Massachusetts                                   Coopers & Lybrand L.L.P.
February 27, 1998